Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

CHINA CLINICAL TRIAL SERVICES AGREEMENT

This China Clinical Trial Services Agreement (“Agreement”), made as of this 8th day of April 2022 (the “Effective Date”), is by and between BioAtla, Inc. (“BioAtla”), a Delaware corporation having a place of business at 11085 Torreyana Road, San Diego, CA 92121 and Himalaya Therapeutics Limited Company, a company organized under the laws of Shanghai, having a registered office 3rd Floor, Building 2, No. 200 Zhangheng Road, China (Shanghai) Pilot Free Trade Zone (“Sponsor”). BioAtla and Sponsor are each referred to herein individually as a “Party” and collectively “Parties”.

Background

BioAtla and Sponsor are parties to an Exclusive Rights Agreement effective January 1, 2020 (the “Exclusive Rights Agreement”) pursuant to which, among other things, BioAtla has licensed rights to certain of its proprietary pharmaceutical drug portfolio in the People’s Republic of China (the “PRC Territory”), and the Special Administrative Regions of Hong Kong and Macao, and Taiwan (collectively, the “Himalaya Territory”) to Sponsor.

BioAtla is advancing potentially registration-enabling Phase II Clinical Trial studies for ozuriftamab vedotin, which is internally referred to by BioAtla as BA3021 (“BA3021” and the “Product”). These clinical trial activities include:

•
BioAtla is currently conducting, independent of Sponsor, clinical trials for the Product in the Hong Kong and Taiwan regions of the Himalaya Territory.

BioAtla wishes to engage Sponsor to assist in conducting clinical trials for the Product in the PRC Territory as more specifically described in this Agreement (the “PRC Clinical Trial Activities”):

•
In order to conduct the PRC Clinical Trial Activities, BioAtla will need to acquire, directly or indirectly, an investigational new drug authorization in the PRC Territory (together with all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing a “PRC IND”) granted by the National Medical Product Administration of China (formerly known as China Food and Drug Administration) and any successor Regulatory Authority having substantially the same function (the “NMPA”); and
•
given that Sponsor currently is the holder of a PRC IND for BA3021, BioAtla wishes to engage the services of Sponsor set forth in Annex B attached hereto and made a part hereof, to advance the clinical trial work for the Product set forth.

Pursuant to Section 3.8(a) of the Exclusive Rights Agreement, BioAtla is entitled to engage Sponsor as the sponsor for, and to reasonably assist BioAtla subject to payments provided for in Section 8, PRC Clinical Trial Activities, and hereby elects to do so based upon the terms and conditions set forth in the Agreement.

Terms

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

1.

DEFINITIONS. For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified. Any capitalized terms not defined herein shall have the meanings set forth in the Exclusive Rights Agreement.

1.1. “Applicable Law” means applicable federal, state, local, national and supra-national laws, statutes, rules and regulations of a Regulatory Authority, including any rules, regulations, guidelines or other requirements of any Regulatory Authority, that may be in effect from time to time during the Term and applicable to a particular activity hereunder, including: export control and economic sanctions regulations which prohibit the shipment of United States origin products and technology to certain restricted countries, entities and individuals; all applicable data protection requirements such as those specified in the EU Data Protection Directive (if applicable) and the regulations issued under the United States Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the General Data Protection Regulation (EU) 2016/679 (“GDPR”)).

1.2. “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Product.

1.3. “CRO” means contract research organizations designated from time to time as contemplated by this Agreement.

1.4. “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Product.

1.5. “HIPAA” has the meaning set forth in the definition of Applicable Law.

1.6. “Non-Conformance” means, with respect to any Product, such Product deviates from (a) the applicable specifications for such Product for the applicable Study or (b) any Applicable Law, including cGMP or health, safety or environmental protections.

1.7. “Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental entity.

1.8. “Pharmacovigilance Agreement” means a pharmacovigilance agreement entered into by the Parties for a particular Study with respect to the exchange of safety information related to a Product pursuant to this Agreement.

1.9. “Protocol” means a written protocol created for a particular Study as set forth in the Study Plan, that will be used in the Study.

1.10. “Protocol Synopsis” means a written summary of the Protocol.

1.11. “Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale (including pricing and reimbursement approval) of a Product in a country or territory.

1.12. “Representatives” means, with respect to a Party, its Affiliates or any employees, directors, contractors, agents or consultants of such Party or its Affiliates.

1.13. “Study” means each clinical trial to be conducted under this Agreement pursuant to a Study Plan involving a Product for the treatment of patients, as specifically described in the applicable Protocol; it being understood and agreed that the first Study is the Global Initial Study defined in Section 1.16 below.

1.14. “Study Data” means, with respect to a particular Study, all data (including raw data) and results (including Study Results) generated in the performance of the Study Plan for such Study, including results obtained from testing or analysis of biological samples as part of a Study pursuant to the Protocol pertaining to the Product within the Study Field.

1.15. “Study Field” means, with respect to a particular Study, the specific type(s) of cancer identified in the Study Plan.

1.16. “Study Plan” means, with respect to a particular Study for a particular cancer and patient population, the plan, including the Protocol, as it may be amended from time to time pursuant to this Agreement for the clinical evaluation of the Product in such Study. The global initial Study Plan for the first Study is attached hereto, as Annex A (the “Global Initial Study”).

1.17. “Study Results” has the meaning set forth in Section 3.7.

1.18. “Term” has the meaning set forth in Section 7.1.

1.19. “Third Party” means any Person other than Sponsor, BioAtla or their respective Affiliates.

1.20. “Violation” means that a Party or any of its officers or directors or any other personnel (or other permitted agents of a Party performing activities hereunder) has been: (1) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (2) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or listed as having an active exclusion in the System for Award Management (http://www.sam.gov); (3) listed by any US Federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in Federal procurement or non-procurement programs, including under 21 U.S.C. 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (1), (2) and (3) collectively the “Exclusions Lists”); or (4) otherwise ineligible under Applicable Law (including United States law or any foreign equivalent) or any government programs for the performance of the Study or any other activities under this Agreement.

2.	STUDY COORDINATION.

2.1. Global Initial Study. As the sponsor of the Global Initial Study, subject to Applicable Law, BioAtla shall be solely responsible for funding and implementation of the Global Initial Study.. Upon BioAtla’s written request, Himalaya shall assist BioAtla with executing the Global Initial Study in PRC, and shall act as sponsor of the Global Initial Study, with BioAtla assuming all liability related to its execution of the Global Initial Study in PRC. Notwithstanding anything to the contrary, Sponsor shall not undertake any actions with respect to the Global Initial Study without the prior approval of BioAtla; it being understood and agreed that, in the case of any matters required by Applicable Law in the PRC Territory, Sponsor shall only be required to give BioAtla such notice as consistent with Applicable Law in the PRC Territory.

3.	CONDUCT OF THE STUDIES.

3.1. General; Study Plans. The specific details of each Study shall be subject to the applicable Study Plan, in writing, and attached hereto, and made part hereof as Annex A. Sponsor shall act as the sponsor of the portion of the Global Initial Study in the PRC Territory and shall hold each applicable PRC IND relating to the the portion of the Global Initial Study in the PRC Territory; it being understood that (a) BioAtla shall be responsible for designing and executing the Global Initial Study, including the Protocol, to be conducted in the PRC Territory, and for payments to Sponsor (as provided in Section 8 below) and to the CROs engaged to perform the Global Initial Study, and (b) BioAtla shall promptly provide to Sponsor any and all amendments of the Global Initial Study to Sponsor, (c) BioAtla assumes all liability for the execution of the Global Initial Study in PRC, and (d) Himalaya assumes no liability or responsibility related to BioAtla execution of the Global Initial Study in PRC, and BioAtla hereby indemnifies Himalaya from all such liability.

3.2. Compliance. Solely with respect to patients in the PRC Territory, BioAtla shall ensure that each Study is performed in accordance with all Applicable Laws, including GCP, and shall ensure that its Affiliates and subcontractors performing activities under this Agreement do the same. BioAtla shall ensure timely delivery of all information required for Sponsor to meets its obligations hereunder. Notwithstanding anything to the contrary, Sponsor’s obligations to perform under the Global Initial Study shall be conditioned upon BioAtla’s full and timely provision of the supply of Product as contemplated by the Global Initial Study.

3.3. No Violation. Neither Party shall knowingly employ or subcontract with any Person that is in Violation. Each Party hereby certifies that it has not employed or otherwise used in any capacity and will not employ or otherwise use in any capacity the services of any Person in Violation in performing its obligations, and that each Party has, as of the Effective Date, screened itself, and its officers and directors, against the Exclusions

Lists and that it has informed the other Party whether it or any of its officers or directors is in Violation. Each Party shall notify the other Party in writing immediately if any such Violation comes to its attention with respect to any Person performing activities under this Agreement, and shall, with respect to any such Person in Violation, promptly remove such Person from performing activities or acting in any function or capacity related to any Study or otherwise related to activities under this Agreement.

3.4. Consent. With respect to portion of the Global Initial Study in the PRC Territory, BioAtla shall ensure that all patient authorizations and consents required under HIPAA, the General Data Protection Regulation (Regulation (EU) 2016/679) (if applicable) or any other similar Applicable Law in connection with each Study are obtained, are valid.

3.5. Study Data Ownership; License. BioAtla shall own all Data generated under this Agreement as provided in Section 3.9 of the Exclusive Rights Agreement. Sponsor shall possess the license rights granted pursuant to Section 4.1 of the Exclusive Rights Agreement.

4.	REGULATORY AND SAFETY.

4.1. Approvals. With respect to the portion of each Study in the PRC Territory: (a) Sponsor shall ensure that all directions from any Regulatory Authority or institutional review board or ethics committee (“IRB/EC”) with jurisdiction over a Study are transmitted to BioAtla, or its designees; and (b) Sponsor will further be responsible for filing and updating the PRC IND for each Study with the information provided by BioAtla.

4.2. Interactions with Regulatory Authorities. Sponsor routinely engages in verbal and written discussions with Regulatory Authorities in the PRC on behalf of BioAtla hereunder. BioAtla shall have the right (but not the obligation) to participate in any discussions between Sponsor and any Regulatory Authority regarding matters related specifically to a Product in the Study, and, to the extent reasonably practicable, Sponsor shall provide sufficient advance notice (at least five (5) Business Days, unless a shorter response period is required by the applicable Regulatory Authority, in which case such notice shall be provided to BioAtla as soon as reasonably practicable) to BioAtla of any such discussions. If Sponsor receives any correspondence, comments or other inquiries from a Regulatory Authority that pertain to a Product, Sponsor shall promptly provide such correspondence, comments or inquiries to BioAtla at least five (5) Business Days before any response is due, unless a shorter response period is required by the applicable Regulatory Authority, in which case such correspondence, comments or inquiries shall be provided to BioAtla as soon as reasonably practicable. In no event shall BioAtla’s inability to participate in discussions between Sponsor and any Regulatory Authority regarding matters related specifically to a Product in the Study constitute a breach hereunder. BioAtla understands that Sponsor may have impromptu discussions with Regulatory Authorities on behalf of BioAtla in a manner that preclude notifying BioAtla of such discussions prior to their occurance, such as when Sponsor receives a call from a Regulatory Authority.

4.4. Adverse Event Reporting. As requested by BioAtla, the Parties will agree upon and execute a Pharmacovigilance Agreement.

5.	PROTOCOL AND RELATED DOCUMENTS.

5.1. Protocol. A Protocol Synopsis, as governed by the approved IND, for the portion of the Global Initial Study in the PRC Territory has been agreed to by the Parties as of the Effective Date and is attached hereto as Annex A.

5.2. Consent Form. BioAtla shall provide a patient informed consent form to Sponsor. Sponsor shall ensure that any such patient informed consent form complies with GCP requirements and Applicable Laws.

6.	FINANCIAL DISCLOSURE INFORMATION.

6.1. The Parties shall work together to track and collect financial disclosure information from all “clinical investigators” involved in each Study.

7. TERM AND TERMINATION.

7.1. Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until completion of all of the obligations of the Parties hereunder for all Studies, or until terminated by either Party pursuant to this Article 7 (the “Term”). The Parties shall be entitled to enter into Study Plans during the period of time commencing on the Effective Date and expiring on the second (2nd ) anniversary of the Effective Date.

7.2. Unsafe Use of Product. In the event that (a) BioAtla in good faith believes that a Product is being used in a manner that represents an unjustified risk to the safety of patients in the Study Field, and BioAtla fails to provide relevant information to Sponsor for Sponsor to incorporate changes into the Protocol requested in writing by BioAtla to address such issue, or (b) a Product is not being used as described in the Protocol, Sponsor has the right to immediately terminate this Agreement (or any Study being performed under this Agreement) upon written notice to BioAtla.

7.3. Termination for Material Breach. Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach remains uncured for thirty (30) days after receipt of written notice thereof from the non-breaching Party; provided that if such material breach cannot reasonably be cured within thirty (30) days, the breaching Party shall be given a reasonable period of time to cure such breach not to exceed one-hundred and twenty (120) days; provided further, that if such material breach is incapable of cure, then the notifying Party may terminate this Agreement effective after the expiration of such thirty (30)- day period.

7.4. Survival. The provisions of Sections 3.4-3.7, 4 and Article 1 (to the extent definitions are used in other surviving provisions) and Articles 7, 10-16 shall survive the expiration or termination of this Agreement.

7.5. Effects of Termination.

7.5.1. No Prejudice. Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

7.5.2. Study Completion. In the event of any termination of this Agreement, the Parties shall cooperate in good faith to complete or otherwise modify the existing ongoing Studies as directed by BioAtla in accordance with all Applicable Laws.

8. COSTS OF STUDY AND PAYMENTS.

8.1. Pursuant to each Study, BioAtla shall fund all costs for the Global Initial Study, including (a) all amounts owed to the applicable CROs, (b) all Product supply costs (including replacement for Non-Conformance prior to delivery of Product), and (c) funding for the equivalent of two (2) full time equivalent personnel (“FTE”s) of Sponsor for activities allocated to Sponsor (at an annual rate per FTE per year and for a period of time as mutually agreed by the Parties). For the Global Initial Study, BioAtla shall pay Sponsor for the full time use of two of its personnel (based upon the full-time equivalent costs of such personnel of [***] for the period ending on the first anniversary of the Effective Date. All such payments are non-refundable. Payments are due and payable by BioAtla to Sponsor on a quarterly calendar basis, with the first of four quarterly payments (equal to [***]) due within [***] of the Effective Date, and subsequent payments of [***] due each [***] period thereafter.

9. SUPPLY AND USE OF THE PRODUCT.

9.1. Product Supply. As between the Parties, BioAtla shall be solely responsible, at its own cost, for supplying Product for each Study Plan.

10. CONFIDENTIALITY.

10.1. Confidential Information. Article 9 of the Exclusive Rights Agreement shall apply to the Confidential Information pertaining to this Agreement.

10.2. Personally Identifiable Data. All Confidential Information containing personal identifiable data shall be handled in accordance with all applicable data protection and privacy laws, rules and regulations applicable to such Party.

11. COMPLIANCE WITH APPLICABLE LAWS; REGULATORY MEETINGS.

11.1. Compliance. In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Sponsor and BioAtla and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent in all material respects with all Applicable Law, including the U.S. Foreign Corrupt Practices Act, good business ethics, and such Party’s ethics and other corporate policies. Each Party represents and warrants that it and its Representatives have not, and covenants that it and its Representatives will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of (a) influencing, inducing or rewarding any act, omission or decision to secure an improper advantage, (b) improperly assisting it in obtaining or retaining business for it or the other Party or (c) public or commercial bribery.

11.2. Meetings with NMPA. Neither Party shall contact or otherwise knowingly meet with the NMPA for the purpose of discussing activities arising out of or in connection with this Agreement without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

12. LIMITATION OF LIABILITY.

IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) THE MANUFACTURE OR USE OF ANY PRODUCT SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY OR DAMAGES RESULTING FROM ANY WILLFUL AND INTENTIONAL BREACH OF THIS AGREEMENT.

EXCEPT FOR ANY WILLFUL BREACH BY SPONSOR, IN NO EVENT SHALL SPONSOR BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) ANY STUDY CONDUCTED BY BIOATLA HEREUNDER (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, INCLUDING DAMAGES PAID OR PAYABLE TO A THIRD PARTY OR (z) ANY ACTION OF ANY THIRD PARTY AS PART OF A STUDY HEREUNDER.

13. ENTIRE AGREEMENT; MODIFICATION.

13.1. The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement, together with the Exclusive Rights Agreement (and the agreements referred to herein and therein), constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. Except as provided in Section 2.2, no amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

14.

ASSIGNMENT.

14.1. Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the other Party’s consent to one or more of its Affiliates or to a Third Party that merges with, consolidates with or acquires all or substantially all of the business or assets or voting control of the assigning Party, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement and the applicable Party shall remain responsible for and liable for all acts and omissions of such Party’s Affiliate.

15.

INVALID PROVISION.

15.1. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date.

BioAtla, Inc.		Himalaya Therapeutics Limited Company

By:	/s/ Monica Sullivan	By:	/s/ Carolyn Short

Name:	Monica Sullivan	Name:	Carolyn Short

Title:	SVP, IP and Contracts	Title:	President and COO

[Signature Page to China Clinical Trial Services Agreement]

Annexes to China Clinical Trial Services Agreement

Annex A Annex B	Study Plan Services to be Provided by Sponsor to BioAtla

Pursuant to Item 601(a)(5) of Regulation S-K, the above annexes have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

1st AMENDMENT TO CHINA CLINICAL TRIAL SERVICES AGREEMENT

This 1st Amendment to the Agreement (the “1st Amendment”) is made as of May 10th, 2022, by and among Himalaya Therapeutics Limited Company (“Himalaya”), and BioAtla, Inc. (“BioAtla”).

Recitals

A. On April 8th, 2022, Himalaya, and BioAtla entered into the China Clinical Trial Services Agreement (the “Agreement”).

1.
Amendment of 1st paragraph. The first paragraph of the Agreement is hereby amended in its entirety to read as follows:

“This China Clinical Trial Services Agreement (“Agreement”), made as of this 8th day of April 2022 (the “Effective Date”), is by and between BioAtla, Inc. (“BioAtla”), a Delaware corporation having a place of business at 11085 Torreyana Road, San Diego, CA 92121, and Himalaya Therapeutics Limited Company, a company organized under the laws of Shanghai, having a registered office 3rd Floor, Building 2, No. 200 Zhangheng Road, China (Shanghai) Pilot Free Trade Zone and Himalaya Therapeutics SEZC, having a registered office at 90 N. Church Street, George Town, Cayman Islands (collectively, “Sponsor”). BioAtla and Sponsor are each referred to herein individually as a “Party” and collectively “Parties”.”

1st AMENDMENT TO THE CLINICAL TRIAL SERVICES AGREEMENT

CONFIDENTIAL

The parties have executed this 1st Amendment to the Agreement as of the date first written above.

Himalaya Therapeutics Company Limited

By: /s/ Brian Zhang

Name: Brian Zhang

Title: CEO

Email: bzhang@himalayatherapeutics.com

Himalaya Therapeutics SEZC

By: /s/ Carolyn Short

Name: Carolyn Short

Title: President & COO

Email: cshort@himalayatherapeutics.com

BioAtla, Inc.

By: /s/ Monica Sullivan

Name: Monica Sullivan

Title: SVP, IP and Contracts

Email: msullivan@bioatla.com

1st AMENDMENT TO THE CLINICAL TRIAL SERVICES AGREEMENT

CONFIDENTIAL

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

2nd AMENDMENT TO CHINA CLINICAL TRIAL SERVICES AGREEMENT

This 2nd Amendment to the China Clinical Trial Services Agreement (the “2nd Amendment”) is effective January 1, 2024, (the “Effective Date”), by and between BioAtla, Inc. (“BioAtla”), a Delaware corporation having a place of business at 11085 Torreyana Road, San Diego, CA 92121 and Himalaya Therapeutics Limited Company, a company organized under the laws of Shanghai, having a registered office 3rd Floor, Building 2, No. 200 Zhangheng Road, China (Shanghai) Pilot Free Trade Zone and Himalaya Therapeutics SEZC a Cayman entity with an address at Strathvale House, 90 N Church St, George Town, Cayman Islands (collectively “Sponsor”).

Recitals

A. On April 8th, 2022, BioAtla, and Sponsor entered into the Clinical Trial Services Agreement (“Services Agreement”) and thereafter amended the Services Agreement with the First Amendment dated December 31, 2022.

The parties desire to further amend the Services Agreement to extend the service period and change the Global Study, as provided herein.

Agreement

Now, Therefore, It Is Agreed between the parties as follows:

1.
replacement of BA3021 with 3071. The Parties agree to replace ozuriftamab vedotin BA3021 throughout the Agreement with evalstotug BA3071 and BA3071 shall be the “Product” under the Agreement.
2.
replacement of the Protocol for the Global Initial Study. The Parties agree to replace the entire protocol of the Global Study in Annex A to the Agreement with the attached Annex A. Subject to Section 2.1, patients accepted for inclusion for the portion of the Global Initial Study performed in the PRC Territory under this Agreement shall in all circumstances, be subject to the Study Plan for such Global Study.
3.
replacement of Clause 8. The Parties agree to replace Clause 8 of the Agreement with the following:

Pursuant to each Study, BioAtla shall fund all costs for the new Global Study, including (a) all amounts owed to the applicable CROs, (b) all Product supply costs (including replacement for Non-Conformance prior to delivery of Product), and (c) funding for the equivalent of two (2) full time equivalent personnel (“FTE”s) of Sponsor for activities allocated to Sponsor (at an annual rate per FTE per year and for a period of time as mutually agreed by the Parties). For the new Global Study, BioAtla shall pay Sponsor for the full time use of two of its personnel (based upon the full-time equivalent costs of such personnel of [***]) for the period ending on the first anniversary of the Effective Date of the 2nd Amendment. All such payments are non-refundable. Payments are due and payable by BioAtla to Sponsor as follows, a) [***] by [***]; b) a payment of [***] by [***]; c) a payment of [***] by [***], and a final payment of [***] by [***].

4.
Except as modified by this 2nd Amendment, the Services Agreement shall remain in full force and effect in accordance with its terms.

2nd AMENDMENT TO THE CLINICAL TRIAL SERVICES AGREEMENT

CONFIDENTIAL

5.
This 2nd Amendment shall be governed by, and construed and enforced in accordance with, the laws of the United States of America, excluding its conflicts of laws principles.
6.
This 2nd Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Pages Follow]

2nd AMENDMENT TO THE CLINICAL TRIAL SERVICES AGREEMENT

CONFIDENTIAL

The parties have executed this 2nd Amendment to Services Agreement as of the date indicated.

BioAtla, Inc

By: /s/ Monica Sullivan

Name: Monica Sullivan

Title: SVP, IP and Contracts

Address:

BioAtla, Inc.

11085 Torreyana Road, Suite 100

San Diego, CA 92121

Email: msullivan@bioatla.com

DATE: February 13, 2024

Himalaya Therapeutics Limited Company (China)

By: /s/ Brian Zhang

Name: Brian Zhang

Title: CEO

Email: bzhang@himalayatherapeutics.com

DATE: February 13, 2024

Himalaya Therapeutics SEZC

By: /s/ Carolyn Short

Name: Carolyn Short

Title: President & COO

Email: cshort@himalayatherapeutics.com

DATE: February 13, 2024

1

2nd AMENDMENT TO THE CLINICAL TRIAL SERVICES AGREEMENT

CONFIDENTIAL

Exhibit A

Global Study Protocol for BA3071

[To be Provided by BioAtla]

2

2nd AMENDMENT TO THE CLINICAL TRIAL SERVICES AGREEMENT

CONFIDENTIAL